Year Ended October 31, 2004

John Hancock Investment Trust III
- John Hancock Mid Cap Growth Fund
Series - 4
NAV per share - Class C      $7.59
NAV per share - Class I       $8.50

- John Hancock International Fund
Series - 5
NAV per share - Class C     $6.30
NAV per share - Class I      $6.94

- John Hancock Large Cap Growth Fund
Series - 6
NAV per share - Class C     $8.39